UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 17, 2008

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 17, 2008, Cano Petroleum, Inc. (“Cano”) entered into a $25 million Subordinated Credit Agreement (the “Credit Agreement”; capitalized terms used in this description and not otherwise defined have the meanings assigned to such terms in the Credit Agreement) among Cano, as borrower, the lenders party thereto from time to time, and UnionBanCal Equities, Inc., as administrative agent (“UBE”).  The initial amount available for borrowing by Cano was $15 million which was drawn on March 18, 2008 and used to reduce the outstanding amount under the $100 million Credit Agreement (the “Senior Credit Agreement”) dated November 29, 2005, among Cano, as borrower, the lenders party thereto from time to time, and Union Bank of California, N.A., as administrative agent and as issuing lender.  The current amount outstanding under the Senior Credit Agreement is $34.5 million out of a $60 million borrowing base.  Pursuant to the terms of the Credit Agreement, Cano may request additional borrowings of up to $10 million with the lenders determining in their own discretion whether to permit such additional borrowings.  Any additional borrowings must be used to reduce the outstanding amount under the Senior Credit Agreement.

At Cano’s option, interest is either (i) the prime rate plus the applicable margin of (a) 4.75% if the consolidated Debt to consolidated EBITDA ratio is less than or equal to 4.00 to 1.00 or (b) 5% if the consolidated Debt to consolidated EBITDA ratio is greater than 4.00 to 1.00 or (ii) the LIBOR rate plus the applicable margin of (a) 5.75% if the consolidated Debt to consolidated EBITDA ratio is less than or equal to 4.00 to 1.00 or (b) 6% if the consolidated Debt to consolidated EBITDA ratio is greater than 4.00 to 1.00.  The current interest rate is LIBOR plus 5.75% (approximately 8.3%).  If the interest rate is based on the prime rate, interest payments are due quarterly, and if the interest rate is based on the LIBOR rate, interest payments are due every three months.

Unless specific events of default occur, the maturity date is March 17, 2011, subject to the right of Cano to request up to two extensions of one year each with the lenders determining in their own discretion whether to permit such extensions.  Specific events of default which could cause all outstanding principal and accrued interest to be accelerated, include, but are not limited to, payment defaults, breaches of representations and warranties and covenants by Cano or any of its subsidiaries that are guarantors (the “Guarantors”), certain cross-defaults, insolvency, a Change in Control or a Material Adverse Change.

The Credit Agreement contains certain negative covenants for Cano and the Guarantors including, but not limited to, covenants, subject to certain exceptions, against the following: (i) incurring additional liens, (ii) incurring additional debt; (iii) merging or consolidating or selling, transferring, assigning, farming-out, conveying or otherwise disposing of any property, (iv) making certain payments, including cash dividends to Cano common stockholders, (v) making any loans, advances or capital contributions to, or making any investment in, or purchasing or committing to purchase any stock or other securities or evidences of indebtedness or interest in any person or oil and gas properties or activities related to oil and gas properties unless (a) with regard to new oil and gas properties, such properties are mortgaged to UBE as administrative agent, or (b) with regard to new subsidiaries, such subsidiaries execute a guaranty, pledge agreement, security agreement or mortgage in favor of UBE, as administrative agent, and (vi)

entering into affiliate transactions on terms that are not at least as favorable to Cano as comparable arm’s length transactions.

Cano must also meet certain financial ratios.  The ratio of Current Assets to Current Liabilities must not be less than 1.00 to 1.00 for each fiscal quarter.  The ratio of consolidated Debt to consolidated EBITDA must not be greater (i) for the quarter ending on March 31, 2008, 5.50 to 1.00 and (ii) for all subsequent quarters, 5.00 to 1.00.  The ratio of consolidated EBITDA for the previous four fiscal quarters to Interest Expense for the previous four fiscal quarters must not be less than 1.50 to 1.00.  At any time, the ratio of Total Present Value to consolidated Debt must not be less than 1.50 to 1.00.

In addition, Cano is required to maintain the current hedges set forth below until their stated maturity and, unless otherwise agreed to by the lenders, Cano is required to maintain hedges covering at least 50% and no greater than 85% of the production volumes attributable to proved, developed and producing proven reserves for at least three years and as of the end of each six month period ending thereafter at a minimum price floor as set by the lenders.  The current required hedges with Union Bank of California, N.A. are as follows:

COSTLESS COLLARS

	Floor	Ceiling	Barrels	Floor	Ceiling	Mcf
Time Period	Oil Price	Oil Price	Quantity/ Mo.	Gas Price	Gas Price	per Day	Counterparty
4/1/08 - 12/31/08	$80.00	$117.50	11,000	$7.75	$11.40	56,000	UBOC
1/1/09 - 12/31/09	$80.00	$110.90	11,000	$7.75	$10.60	50,000	UBOC
1/1/10 - 12/31/10	$80.00	$108.20	10,000	$7.75	$9.85	47,000	UBOC
1/1/11 - 3/31/11	$80.00	$107.30	10,000	$7.75	$11.60	44,000	UBOC

4/1/08 - 12/31/08	$85.00	$110.60	8,000	$8.00	$10.90	37,000	UBOC
1/1/09 - 12/31/09	$85.00	$104.40	7,000	$8.00	$10.15	34,000	UBOC
1/1/10 - 12/31/10	$85.00	$101.50	7,000	$8.00	$9.40	31,000	UBOC
1/1/11 - 3/31/11	$85.00	$100.50	6,000	$8.00	$11.05	29,000	UBOC

The following direct or indirect wholly-owned subsidiaries of Cano are the Guarantors:  Ladder Companies, Inc. (“Ladder”), Square One Energy, Inc. (“Square One”), WO Energy, Inc. (“WO”), W.O. Energy of Nevada, Inc. (“WOEN”), W.O Operating Company, Ltd. (“Operating”), W.O Production Company, Ltd. (“Production”), Cano Petro of New Mexico, Inc. (“Petro”) and Pantwist, LLC (“Pantwist”).  Each of the Guarantors executed a guaranty agreement guaranteeing Cano’s obligations under the Credit Agreement.

As security for the Credit Agreement, (i) Cano and the Guarantors executed mortgages in favor of UBE, as administrative agent, covering all of their oil and gas properties in Texas, Oklahoma and New Mexico, (ii) Cano and the Guarantors executed a security agreement in favor of UBE, as administrative agent, granting a security interest in substantially all of their assets and (iii) Cano, W.O. and WOEN executed a pledge agreement pursuant to which Cano pledged its ownership interests in Ladder, Square One, WOEN, Pantwist and Petro, WOEN pledged its ownership interest in WO, Operating and Production, and WO pledged its ownership interest in Operating and Production to UBE, as administrative agent.  Previously, Cano and the Guarantors have executed mortgages and security agreements and Cano, WO and WOEN have executed pledge agreements in favor of Union Bank of California, N.A., as administrative agent, under the Senior Credit Agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                See Item 1.01 “Entry into a Material Definitive Agreement.”

Item 3.03               Material Modification to Rights of Security Holders.

See Item 1.01 “Entry into a Material Definitive Agreement.” regarding the negative covenants of Cano, including limitations on incurring additional debt and a prohibition on making cash dividends to Cano common stockholders.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: March 20, 2008

	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer